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                                                                     Exhibit 5.1

                        [Debevoise & Plimpton Letterhead]

May 30, 2003

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, Connecticut 06115

Ladies and Gentlemen:

      This opinion is furnished to you in connection with the Registration Statements on Form S-3 (File Nos. 333-103915 and 333-105392) (together, the "Registration Statements"), and the Prospectus Supplement, dated May 19, 2003 (the "Prospectus Supplement"), of The Hartford Financial Services Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), relating to the issuance and sale by the Company of 26,377,100 shares (the "Shares") of the Company's common stock, $0.01 par value per share.

      In so acting, we have examined and relied upon the originals or certified, conformed or reproduction copies of such agreements, instruments, documents, records and certificates of the Company, such certificates of public officials and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinion expressed below.

      In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us and certificates and other statements or information of or from public officials and officers and representatives of the Company.

      Based on and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

      The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and
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the reported cases interpreting those laws, as currently in effect, and we do not express any opinion herein concerning any other laws.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Form 8-K filed on May 30, 2003, incorporated by reference in the Registration Statements, and to the reference to our firm under the caption "Validity of the Common Stock" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Debevoise & Plimpton



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